UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2015, EXCO Resources, Inc. (“EXCO”) entered into that certain Fifth Amendment to its Amended and Restated Credit Agreement by and among EXCO, as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Fifth Amendment”).

The Fifth Amendment amended EXCO’s existing Amended and Restated Credit Agreement, dated as of July 31, 2013, as amended (the “Amended and Restated Credit Agreement”), to, among other things, decrease the amount of the borrowing base under the Amended and Restated Credit Agreement from $725.0 million to $600.0 million. The borrowing base is subject to semi-annual review and redetermination by the lenders pursuant to the terms of the Amended and Restated Credit Agreement. The Fifth Amendment was partially entered into in satisfaction of the regular semi-annual redetermination of the borrowing base under the Amended and Restated Credit Agreement that was scheduled to occur on or about August 1, 2015.

The Fifth Amendment also amended the Amended and Restated Credit Agreement to permit EXCO to incur additional indebtedness, including indebtedness secured by liens on the same collateral securing indebtedness under the Amended and Restated Credit Agreement and other permitted second lien debt, subject to certain restrictions. Upon the initial incurrence of second lien or third lien debt with an aggregate principal amount of at least $700.0 million, the revolving commitments and borrowing base under the Amended and Restated Credit Agreement will automatically be reduced to $362.5 million. Additionally, if the aggregate principal amount of such debt incurred is less than $700.0 million, then the revolving commitments and borrowing base under the Amended and Restated Credit Agreement will automatically be reduced by 33% of the principal amount of such debt, subject to certain limitations. Pursuant to the Fifth Amendment, the borrowing base under the Amended and Restated Credit Agreement is subject to further reduction in the event of certain other debt issuances.

In addition, the Fifth Amendment provides that, following the date on which EXCO receives at least $300,000,000 in cash proceeds from the incurrence of any second lien debt, third lien debt or equity issuance (the “Qualified Capital Funding Date”), EXCO will be subjected to increased interest rates and, depending on the facility usage fee, increased unused commitment fee rates. Prior to the Qualified Capital Funding Date, the interest rate grid for the revolving commitment under the Amended and Restated Credit Agreement ranged from LIBOR plus 175 bps to 275 bps (or ABR (as defined in the Amended and Restated Credit Agreement) plus 75 bps to 175 bps), depending on EXCO’s facility usage. On and after the Qualified Capital Funding Date, the interest rate grid for the revolving commitment under the Amended and Restated Credit Agreement will range from LIBOR plus 225 bps to 325 bps (or ABR plus 125 bps to 225 bps), depending on EXCO’s facility usage. If the Qualified Capital Funding Date has not occurred by December 15, 2015, there will be a scheduled redetermination of the borrowing base under the Amended and Restated Credit Agreement outside of the semi-annual redeterminations on January 1, 2016.

The Fifth Amendment also amended certain financial covenants contained in the Amended and Restated Credit Agreement, to, among other things:

•	exclude second and third lien debt from the definition of Senior Secured Indebtedness (as defined in the Amended and Restated Credit Agreement) for purposes of calculating EXCO’s ratio of Senior Secured Indebtedness to Consolidated EBITDAX (as defined in the Amended and Restated Credit Agreement);

•	require that EXCO maintain a minimum Interest Coverage Ratio (as defined in the Amended and Restated Credit Agreement) for any four consecutive fiscal quarter period ending on the last day of any such fiscal quarter of (i) at least 2.00 to 1.00, prior to the Qualified Capital Funding Date, or (ii) at least 1.25 to 1.00, following the Qualified Capital Funding Date;

•	temporarily suspend EXCO’s obligation to comply with the Senior Secured Indebtedness to Consolidated EBITDAX ratio if the Qualified Capital Funding Date has not occurred on or before December 31, 2016; and

•	terminate EXCO’s obligation to comply with the Consolidated Leverage Ratio (as defined in the Amended and Restated Credit Agreement) following the Qualified Capital Funding Date.

The Fifth Amendment also amended the Amended and Restated Credit Agreement to allow for the exchange or repurchase of EXCO’s outstanding 7.50% Senior Notes due 2018 and 8.50% Senior Notes due 2022 in certain circumstances and subject to certain limitations. The Fifth Amendment also provides that the closing of the transactions contemplated by the Services and Investment Agreement, dated as of March 31, 2015, by and between EXCO and Energy Strategic Advisory Services LLC (“ESAS”), as amended, will not trigger a Change of Control (as defined by the Amended and Restated Credit Agreement) under the Amended and Restated Credit Agreement.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of July 27, 2015, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: July 28, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of July 27, 2015, by and among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.